UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________
FORM 8-K
___________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

June 23, 2026
Date of Report (date of earliest event reported)

Kinetik Holdings Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-38048 (Commission File Number)	81-4675947 (I.R.S. Employer Identification Number)
2700 Post Oak Blvd. Suite 300 Houston, Texas 77056
(Address of principal executive offices and zip code)
(713) 621-7330
(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	KNTK	New York Stock Exchange
NYSE Texas
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On June 23, 2026, the Board of Directors (the "Board") of Kinetik Holdings Inc. (the "Company") appointed Craig Harris to serve as director of the Company, effective immediately. In connection with Mr. Harris's appointment, the Board increased the size of the Board from ten (10) directors to eleven (11) directors, effective immediately.

As a non-employee and non-affiliate director of the Board, Mr. Harris will receive standard cash and equity compensation for non-employee directors serving on the Board and the Board’s committee(s), if any, in accordance with the Company’s policies, prorated for his service until the Company’s 2027 Annual Meeting of Stockholders.

Mr. Harris is not a party to any arrangements or understandings with any other persons pursuant to which he was selected as a director of the Board. Mr. Harris has no direct or indirect material interest in any transaction required to be disclosed under Item 404(a) of Regulation S-K.

Mr. Harris will enter into the standard form indemnification agreement with the Company that the Company has entered into with each of its other directors and officers. The agreement requires the Company to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to the Company, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. The foregoing description of the indemnification agreement is a summary only and is subject to, and qualified in its entirety by reference to, the form of indemnification agreement, a copy of which is filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on February 28, 2022 and is incorporated herein by reference.
Item 7.01. Regulation FD Disclosure

On June 24, 2026, the Company issued a press release announcing Mr. Harris's appointment to the Board. A copy of the Company's press release is attached hereto and furnished as Exhibit 99.1 and is incorporated in this report by reference.

The information provided in this Item 7.01, including the accompanying Exhibit 99.1, shall be deemed “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall it be incorporated by reference in any filing made by the Company pursuant to the Securities Act of 1933, as amended, or the Exchange Act, regardless of the general incorporation language of such filing, except to the extent that such filing incorporates by reference any or all of such information by express reference thereto.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release of Kinetik Holdings Inc. dated June 24, 2026, issued by Kinetik Holdings Inc. (furnished solely for purposes of Item 7.01 of this Form 8-K).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kinetik Holdings Inc.

Dated:	June 25, 2026	/s/ Lindsay Ellis
Lindsay Ellis
General Counsel, Secretary and Chief Compliance Officer